SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) March 27, 2002
                                                 --------------


                         NATIONAL PENN BANCSHARES, INC.
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             (Exact name of registrant as specified in its charter)


         Pennsylvania                  0-10957             23-2215075
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  (State or other jurisdiction      (Commission       (I.R.S. Employer
       of incorporation)            File Number)         Ident. No.)


Philadelphia and Reading Avenues, Boyertown, PA              19512
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  (Address of principal executive office)               (Zip Code)


Registrant's telephone number, including area code (610) 367-6001
                                                   --------------


                                       N/A
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          (Former name or former address, if changed since last report)











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Item 5.  Other Events.
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         On March 27, 2002, the Board of Directors of National Penn  Bancshares,
Inc. approved an amended and restated National Penn Bancshares, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Plan").

         Prior to its amendment and restatement, the Plan required that a shareholder own at least 50 shares of National Penn common stock to be eligible to participate in the Plan. The Plan did not include a voluntary cash contribution feature.

         As amended and restated, the Plan no longer contains the 50 shares minimum ownership requirement. Also, the Plan now includes a voluntary cash contribution feature, permitting a participant to invest a minimum of $100 and a maximum of $2,000 per month in National Penn common stock.

         The amendments to the Plan are effective May 18, 2002.

         The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by the text of the Plan itself, which is included herein as Exhibit 10.1.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         (c)  Exhibits.
              --------

         10.1 -  Dividend Reinvestment and Stock Purchase Plan.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          NATIONAL PENN BANCSHARES, INC.


                                          By   /s/Wayne R. Weidner
                                            --------------------------
                                            Name:  Wayne R. Weidner
                                            Title: Chairman, President
                                                   and CEO


Dated:  April 8, 2002



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                                  EXHIBIT INDEX


Exhibit Number                                       Description

         10.1 -            Dividend Reinvestment and Stock Purchase Plan.